SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                             ------------------

                                 FORM 8-A/A


             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                        CLASSIC COMMUNICATIONS, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)


                    Delaware                      74-2630019
           -----------------------            -------------------
           (State of incorporation             (I.R.S. Employer
                or organization)              Identification No.)


                515 Congress Avenue, Suite 2626, Austin, TX
                -------------------------------------------
                  (Address of principal executive offices)

                                   78701
                                 ----------
                                 (zip code)


     If this form relates to the           If this form relates to the
     registration of a class of            registration of a class of
     securities pursuant to                securities pursuant to
     Section 12(b) of the Exchange         Section 12(g) of the Exchange
     Act and is effective pursuant         Act and is effective pursuant
     to General Instruction A.(c),         to General Instruction A.(d),
     please check the following            please check the following
     box. [ ]                              box. [X]


         Securities Act registration statement file number to which this form relates: 333-63641

     Securities to be registered pursuant to Section 12(b) of the Act:

                                    None

     Securities to be registered pursuant to Section 12(g) of the Act:

              Class A Common Stock, par value $0.01 per share



Item 1.     Description of Registrant's Securities to be Registered.

            The description under the heading "Description of Capital Stock" relating to the Registrant's Class A Common Stock, par value $0.01 per share, contained in the Prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-89295), as amended by any amendments to such Registration Statement, and by any prospectus filed pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, is incorporated herein by reference.


Item 2.     Exhibits.

            The following exhibits are filed as a part of the S-1
            Registration Statement:


     Exhibit                           Description
     -------                           -----------
      1. Amended and Restated Certificate of Incorporation of the Registrant dated as of October 30, 1995.(1)

      2. Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated July 21, 1998.(2)

      3. Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated July 28, 1999.(3)

      4.          Amended and Restated Bylaws of the Registrant.(4)

      5. Form of certificate evidencing shares of Class A common stock.(5)

      6. Stockholders' Agreement, dated as of July 28, 1999 by and among the Registrant, Brera Classic, LLC and the additional parties named therein.(6)

      7. Registration Rights Agreement, dated as of July 28, 1999, among the Registrant, Brera Classic, LLC and the additional parties named therein.(7)

      8. Shareholder and Registration Rights Agreement, dated as of July 29, 1998, by and among the Registrant and Certain Stockholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated.(8)

      9. Form of Amended and Restated Stockholders' Agreement, by and among the Registrant, Brera Classic, LLC and the additional parties named therein.(9)

      10. Form of Amended and Restated Registration Rights Agreement by and among the Registrant, Brera Classic, LLC and the additional parties named therein.(10)

   -----------

   (1) Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641).

   (2) Incorporated by reference to Exhibit 3.1(b) to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641).

   (3) Incorporated by reference to Exhibit 3.1(c) to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641).

   (4) Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641).

   (5) Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Regis trant's Registration Statement on Form S-1 (Registration
        No. 333-89295).

   (6) Incorporated by reference to Exhibit 10.14 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641).

   (7) Incorporated by reference to Exhibit 10.15 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641).

   (8) Incorporated by reference to Exhibit 4.3B to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641).

   (9) Incorporated by reference to Exhibit 10.27 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-89295).

   (10) Incorporated by reference to Exhibit 10.28 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-89295).




                                 SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     CLASSIC COMMUNICATIONS, INC.


                                     By:  /s/ Bryan Noteboom
                                        ----------------------------
                                        Name:  Bryan Noteboom
                                        Title: Vice President, Finance

Date:  November 24, 1999




     Exhibit                       Description
     -------                       -----------

      1. Amended and Restated Certificate of Incorporation of the Registrant dated as of October 30, 1995. (Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641)).

      2. Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated July 21, 1998. (Incorporated by reference to Exhibit 3.1(b) to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641)).

      3. Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Registrant dated July 28, 1999. (Incorporated by reference to Exhibit 3.1(c) to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641)).

      4.          Amended and Restated Bylaws of the Registrant.
                  (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4
                  (Registration No. 333-63641)).

      5. Form of certificate evidencing shares of Class A common stock.

      6. Stockholders' Agreement, dated as of July 28, 1999 by and among the Registrant, Brera Classic, LLC and the additional parties named therein. (Incorporated by reference to Exhibit 10.14 to the Registrant's
                  Registration Statement on Form S-4 (Registration No. 333-63641)).

      7. Registration Rights Agreement, dated as of July 28, 1999, among the Registrant, Brera Classic, LLC and the additional parties named therein. (Incorporated by reference to Exhibit 10.15 to the Registrant's
                  Registration Statement on Form S-4 (Registration No. 333-63641)).

      8. Shareholder and Registration Rights Agreement, dated as of July 29, 1998, by and among the Registrant and Certain Stockholders and Merrill Lynch, Pierce, Fenner & Smith Incorporated. (Incorporated by reference to Exhibit 4.3B to the Registrant's Registration Statement on Form S-4 (Registration No. 333-63641)).

      9. Form of Amended and Restated Stockholders' Agreement, by and among the Registrant, Brera Classic, LLC and the additional parties named therein. (Incorporated by reference to Exhibit 10.27 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Registration No. 333-89295)).

      10. Form of Amended and Restated Registration Rights Agreement by and among the Registrant, Brera Classic, LLC and the additional parties named therein. (Incorporated by reference to Exhibit 10.28 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1
                  (Registration No. 333-89295)).